UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2007
Nissan Wholesale Receivables Corporation II
(Depositor)
Nissan Master Owner Trust Receivables
(Issuing Entity)

(Exact name of Registrant as Specified in its Charter)

Delaware	333-105666 333-105666-01	65-1184628 51-6538952

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BELLSOUTH TOWER 333 COMMERCE STREET NASHVILLE, TENNESSEE		37201-1800

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 725-1121
None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 OTHER EVENTS
On May 30, 2007, Nissan Master Owner Trust Receivables (the “Issuing Entity”) entered into that certain supplement to the Amended and Restated Indenture dated as of October 15, 2003 (the “Indenture”) by and between the Issuing Entity, as issuer, and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, National Association), as indenture trustee (the “Indenture Trustee”), pursuant to which the Issuing Entity issued the Series 2007-A notes (the “Notes”). The Notes, with an aggregate principal balance of $1,000,000,000, were sold pursuant to an Underwriting Agreement, dated May 23, 2007 (the “Underwriting Agreement”), by and among Nissan Wholesale Receivables Corporation II (“NWRC II”), Nissan Motor Acceptance Corporation (“NMAC”), the Issuing Entity, Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., ABN AMRO Incorporated, Citigroup Global Markets Inc., and Deutsche Bank Securities Inc., as underwriters. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-139682).
Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Annex of Definitions attached to the Indenture.
Attached as Exhibit 4.1 is the Indenture Supplement, dated as of May 30, 2007, by and between the Issuing Entity and the Indenture Trustee. Other relevant documents relating to the issuance of the Notes have previously been filed with the Securities and Exchange Commission.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits
     The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description
Exhibit 4.1	Indenture Supplement, dated as of May 30, 2007, by and between the Issuing Entity, as issuer, and the Indenture Trustee.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN MASTER OWNER TRUST RECEIVABLES
By:	Nissan Wholesale Receivables Corporation II, as originator of Nissan Master Owner Trust Receivables

	By:	/s/ Rakesh Kochhar
Name: Rakesh Kochhar
Title: Treasurer

NISSAN WHOLESALE RECEIVABLES CORPORATION II
By:	/s/ Rakesh Kochhar
Name: Rakesh Kochhar
Title: Treasurer

Date: June 4, 2007

EXHIBIT INDEX
Item 601(a) of Regulation S-K

Exhibit No.	Description
Exhibit 4.1	Indenture Supplement, dated as of May 30, 2007, by and between the Issuing Entity, as issuer, and the Indenture Trustee.